UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hancock Park Corporate Income, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

HANCOCK PARK CORPORATE INCOME, INC.

222 West Adams Street, Suite 1850

Chicago, Illinois 60606

(847) 734-2000

Shareholder Name

Address Line 1

Address Line 2

Address Line 3

EXTREMELY IMPORTANT

Commencing on September 10, 2026, Hancock Park Corporate Income, Inc. made the following communications to certain of its stockholders.

Re: Hancock Park Corporate Income, Inc.

Dear Stockholder:

We have been trying to get in touch with you regarding a very important matter pertaining to the shares you hold in Hancock Park Corporate Income, Inc. (the “Company”). This matter relates to the: (i) election of one (1) member to our Board of Directors to serve as a Class I director, for a term of three years, or until his successor is elected and qualified; (ii) ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026; (iii) approval of the Plan of Sale and Liquidation; (iv) withdrawal of the Company’s election to be regulated as a business development company; and (v) approval of any adjournments of the Annual Meeting, if necessary or appropriate. This matter requires your response and for which the Company is holding its Annual Meeting on October 6, 2026 at 10:00 a.m., local time.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact D.F. King toll-free at (800) 967-4614 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call, please reference the number listed below.

Thank you.

Sincerely yours,

Bilal Rashid

Chairman of the Board of Directors, President and Chief Executive Officer